Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS THIRD QUARTER RESULTS:

Hamilton, Bermuda, October 28, 2005 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported a net loss for the three months ended September 30, 2005 of $41.0 million, or a net loss of $0.89 per diluted share, compared to a net loss of $9.0 million, or a net loss of $0.20 per diluted share, for the three months ended September 30, 2004. Net operating loss, which represents net loss reduced by net realized gains on sale of fixed maturities, for the three months ended September 30, 2005 was $42.6 million, or a net operating loss of $0.92 per diluted share, compared with a net operating loss of $9.9 million, or a net operating loss of $0.22 per diluted share, for the three months ended September 30, 2004. For the nine months ended September 30, 2005, the Company had net income of $18.1 million, or net income of $0.36 per diluted share, compared to $46.6 million, or $0.96 per diluted share, for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, the Company had net operating income of $15.3 million, or net operating income of $0.31 per diluted share, compared to $42.5 million, or $0.87 per diluted share, for the nine months ended September 30, 2004.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Losses from natural catastrophes, principally Hurricane Katrina, during the period had a $112.0 million negative impact on our third quarter results. We were pleased with our MDS portfolio return for the period which exceeded our quarterly expectation and partially mitigated the natural catastrophe losses. Max Re’s diversification allowed us to produce better results in the third quarter than most of our competitors which, along with our $246.0 million secondary common share offering in October 2005, leaves us well positioned to participate in the expected attractive market for our products in upcoming months.”

Gross premiums written for the three months ended September 30, 2005 were $288.0 million, of which $196.3 million came from property and casualty underwriting and $91.7 million from life and annuity underwriting, compared to $280.8 million, $105.8 million coming from property and casualty underwriting and $175.0 million of life and annuity underwriting, for the three months ended September 30, 2004. Net premiums earned for the three months ended September 30, 2005 were $282.5 million compared to $331.1 million for the same period of 2004, the decrease is principally due to $83.2 million less life and annuity premiums written and earned in the three months ended September 30, 2005. Gross premiums written for the nine months ended September 30, 2005 were $988.8 million compared to $904.0 million for the first nine months of 2004. Property and casualty reinsurance, property and casualty insurance and life and annuity reinsurance accounted for 48.0%, 24.8% and 27.2%, respectively, of gross premiums written for the first nine months of 2005. Net premiums earned for the first nine months of 2005 increased 11.5% to $782.7 million compared to $701.8 million for the same period in 2004. The increase principally relates to increased life and annuity business written and earned in the first two quarters of 2005.

Net investment income for the three months ended September 30, 2005 increased to $27.0 million, from $20.1 million for the same period in 2004 and is principally attributable to increased cash and fixed maturities balances held. Net investment income for the nine months ended September 30, 2005 increased $17.1 million, to $75.7 million from $58.6 million for the same period in 2004.

Net gains on alternative investments for the three months ended September 30, 2005 were $35.6 million, net of $12.0 million in reinsurance private equity losses related to hurricane activity, or a 3.00% rate of return, compared to net losses on alternative investments of $14.6 million, net of $15.0 million in reinsurance private equity losses related to hurricane activity, or a negative 1.39% rate of return, for the same period of 2004. For the nine months ended September 30, 2005, alternative investments have returned 4.50%, compared to 2.73% for the same period in 2004. Invested assets were $3.9 billion as of September 30, 2005, with an allocation of approximately 69.0% to cash and fixed maturities and 31.0% to alternative investments.

Losses, benefits and experience refunds were $347.1 million for the three months ended September 30, 2005 compared to $299.2 million for the same period in 2004. The increase in losses, benefits and experience refunds for the three months ended September 30, 2005 is principally attributable to the losses associated with premiums earned and the recording of $100.0 million in natural catastrophe losses. Losses and benefits for the nine months ended September 30, 2005 were $771.9 million compared to $600.9 million for the same period in 2004. The increase for the nine months ended September 30, 2005 is also principally attributable to the increase in premiums earned and the recording of losses from natural catastrophes.

Acquisition costs for the three months ended September 30, 2005 decreased by 21.2% to $20.5 million compared to $26.0 million for the three months ended September 30, 2004. Acquisition costs for the nine months ended September 30, 2005 decreased by 31.1% to $59.9 million from $87.0 million for the nine months ended September 30, 2004. The reduction is attributable to the change in premium mix, with life and annuity products and property and casualty insurance products typically having lower acquisition costs compared to property and casualty reinsurance products.

Interest expense for the three months ended September 30, 2005 decreased to $6.7 million from $12.0 million for the same period in 2004. Interest expense for the nine months ended September 30, 2005 increased to $26.4 million from $23.9 million for the same period in 2004.

General and administrative expenses for the three months ended September 30, 2005 were $14.5 million compared to $10.5 million for the same period in 2004 principally due to increased personnel and related costs in 2005, compared to 2004. General and administrative expenses for the nine months ended September 30, 2005 were 5.4% of net premiums earned compared to 4.9% of net premiums earned for the nine months ended September 30, 2004.

Shareholders’ equity was $954.3 million at September 30, 2005, compared to $937.0 million at December 31, 2004. Book value per share at September 30, 2005 was $20.69 per share, compared to $20.45 at December 31, 2004. Annualized return on average shareholders’ equity for the nine months ended September 30, 2005 was 1.9%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s Prospectus Supplement dated October 11, 2005 to the Company’s Prospectus dated October 4, 2005 and other documents previously filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$227,396	$239,188
Fixed maturities, available for sale at fair value	2,463,439	2,156,011
Alternative investments, at fair value	1,207,519	1,119,028
Accrued interest income	29,816	24,257
Premiums receivable	301,689	262,714
Losses and benefits recoverable from reinsurers	464,528	388,067
Funds withheld	16,875	17,599
Deferred acquisition costs	85,741	54,770
Prepaid reinsurance premiums	76,376	79,337
Other assets	24,434	26,384

Total assets	$4,897,813	$4,367,355

LIABILITIES
Property and casualty losses	$1,764,003	$1,455,099
Life and annuity benefits	864,112	666,101
Deposit liabilities	224,854	266,479
Funds withheld from reinsurers	315,232	301,100
Unearned property and casualty premiums	502,980	447,633
Reinsurance balances payable	47,690	50,258
Accounts payable and accrued expenses	74,689	93,694
Bank loan	150,000	150,000

Total liabilities	3,943,560	3,430,364

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 46,112,212 (2004 - 45,825,880) shares issued and outstanding	46,112	45,826
Additional paid-in capital	657,251	652,029
Loans receivable from common share sales	(465)	(10,515)
Unearned stock grant compensation	(16,725)	(13,294)
Accumulated other comprehensive income	15,253	22,227
Retained earnings	252,827	240,718

Total shareholders’ equity	954,253	936,991

Total liabilities and shareholders’ equity	$4,897,813	$4,367,355

Book Value Per Share	$20.69	$20.45

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
REVENUES
Gross premiums written	$288,047	$280,848	$988,843	$904,033
Reinsurance premiums ceded	(47,805)	(29,777)	(144,722)	(120,130)

Net premiums written	$240,242	$251,071	$844,121	$783,903

Earned premiums	$343,437	$369,455	$929,364	$809,302
Earned premiums ceded	(60,985)	(38,384)	(146,700)	(107,514)

Net premiums earned	282,452	331,071	782,664	701,788

Net investment income	27,002	20,106	75,654	58,648
Net gains (losses) on alternative investments	35,642	(14,624)	53,617	24,891
Net realized gains on sale of fixed maturities	1,624	916	2,827	4,121
Other income	1,088	1,285	3,588	3,663

Total revenues	347,808	338,754	918,350	793,111

LOSSES AND EXPENSES
Losses and benefits	347,086	299,216	771,908	600,906
Acquisition costs	20,492	26,032	59,914	87,015
Interest expense	6,748	11,979	26,352	23,916
General and administrative expenses	14,484	10,549	42,052	34,664

Total losses and expenses	388,810	347,776	900,226	746,501

NET INCOME (LOSS)	(41,002)	(9,022)	18,124	46,610

Change in net unrealized appreciation of fixed maturities	(31,393)	33,355	(3,660)	(3,605)
Foreign currency translation adjustment	1,011	(257)	(3,314)	176

COMPREHENSIVE INCOME (LOSS)	$(71,384)	$24,076	$11,150	$43,181

Basic earnings (loss) per share	$(0.89)	$(0.20)	$0.39	$1.02

Diluted earnings (loss) per share	$(0.89)	$(0.20)	$0.36	$0.96

Diluted net operating earnings (loss) per share	$(0.92)	$(0.22)	$0.31	$0.87

Weighted average shares outstanding - basic	46,104,424	45,785,731	46,160,067	45,686,675

Weighted average shares outstanding - diluted	49,939,135	47,904,970	49,850,390	48,697,018

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Nine months ended September 30,
	2005	2004
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	45,826	45,185
Issue of shares	621	719
Repurchase of shares	(335)	(172)

Balance, end of period	46,112	45,732

Additional paid-in capital
Balance, beginning of period	652,029	637,772
Issue of common shares	11,673	15,500
Stock option expense	574	417
Repurchase of shares	(7,025)	(2,896)

Balance, end of period	657,251	650,793

Loans receivable from common share sales
Balance, beginning of period	(10,515)	(11,965)
Loans repaid	10,050	1,000

Balance, end of period	(465)	(10,965)

Unearned stock grant compensation
Balance, beginning of period	(13,294)	(4,032)
Stock grants awarded	(10,847)	(15,906)
Amortization	7,416	4,829

Balance, end of period	(16,725)	(15,109)

Accumulated other comprehensive income (loss)
Balance, beginning of period	22,227	25,790
Holding gains (losses) on fixed maturities arising in period	(833)	516
Net realized gains included in net income	(2,827)	(4,121)
Currency translation adjustments	(3,314)	176

Balance, end of period	15,253	22,361

Retained earnings
Balance, beginning of period	240,718	112,480
Net income	18,124	46,610
Dividends paid	(6,015)	(4,117)

Balance, end of period	252,827	154,973

Total shareholders’ equity	$954,253	$847,785

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Nine Months Ended September 30
	2005	2004
OPERATING ACTIVITIES
Net income	$18,124	$46,610
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	7,990	5,246
Amortization of premium on fixed maturities	7,071	6,690
Net realized gains on sale of fixed maturities	(2,827)	(4,121)
Alternative investments	(88,928)	(156,169)
Accrued interest income	(5,559)	(4,831)
Premiums receivable	(38,975)	91,725
Losses and benefits recoverable from reinsurers	(76,461)	(85,045)
Funds withheld	724	(17,543)
Deferred acquisition costs	(30,971)	(3,301)
Prepaid reinsurance premiums	2,961	(11,942)
Other assets	1,950	(11,761)
Property and casualty losses	308,904	391,064
Life and annuity benefits	198,011	144,536
Funds withheld from reinsurers	14,132	61,427
Unearned property and casualty premiums	55,347	93,790
Reinsurance balances payable	(2,568)	(28,703)
Accounts payable and accrued expenses	(19,005)	(10,918)

Cash from operating activities	349,920	506,754

INVESTING ACTIVITIES
Purchase of fixed maturities	(1,257,224)	(1,071,594)
Sales of fixed maturities	918,799	743,874
Redemptions of fixed maturities	23,530	23,489

Cash used in investing activities	(314,895)	(304,231)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	1,447	313
Repurchase of common shares	(7,360)	(3,068)
Dividends	(6,015)	(4,117)
Additions to deposit liabilities	17,623	37,079
Payment of deposit liabilities	(59,248)	(59,964)
Notes and loans repaid	10,050	1,000

Cash used in financing activities	(43,503)	(28,757)

Effect of exchange rate on cash	(3,314)	176

Net increase (decrease) in cash and cash equivalents	(11,792)	173,942

Cash and cash equivalents, beginning of period	239,188	201,515

CASH AND CASH EQUIVALENTS, END OF PERIOD	$227,396	$375,457

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $5,580 and $2,976 for the nine months ended September 30, 2005 and 2004, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - SEPTEMBER 30, 2005

Year to Date Segment Information:	Property & Casualty			Life & Annuity Reinsurance	Corporate	Consolidated
(in 000’s US$)	Reinsurance	Insurance	Total
Gross premiums written	$474,440	$245,330	$719,770	$269,073	$—	$988,843
Reinsurance premiums ceded	(47,746)	(96,579)	(144,325)	(397)	—	(144,722)

Net premiums written	$426,694	$148,751	$575,445	$268,676	$—	$844,121

Earned premiums	$440,187	$220,104	$660,291	$269,073	$—	$929,364
Earned premiums ceded	(52,038)	(94,265)	(146,303)	(397)	—	(146,700)

Net premiums earned	388,149	125,839	513,988	268,676	—	782,664

Net investment income	—	—	—	—	75,654	75,654
Net gains on alternative investments	—	—	—	—	53,617	53,617
Net realized gains on sales of fixed maturities	—	—	—	—	2,827	2,827
Other income	—	—	—	—	3,588	3,588

Total revenues	388,149	125,839	513,988	268,676	135,686	918,350

Losses and benefits	347,358	131,405	478,763	293,145	—	771,908
Acquisition costs	58,787	(772)	58,015	1,899	—	59,914
Interest expense	—	—	—	—	26,352	26,352
General and administrative expenses	11,051	7,576	18,627	2,775	20,650	42,052

Total losses and expenses	417,196	138,209	555,405	297,819	47,002	900,226

Net income (loss)	$(29,047)	$(12,370)	$(41,417)	$(29,143)	$88,684	$18,124

Loss Ratio (a)	89.5%	104.4%	93.1%
Combined Ratio (b)	107.5%	109.8%	108.1%

(a)	The loss ratio is calculated by dividing losses and benefits by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Year to Date	Last 12 Months	Last 60 months**
Cash and Fixed Maturities	$2,690,835	69.0%	-0.26%	3.19%	4.28%	6.15%

Global Macro	$98,387	2.5%	4.55%	1.16%	11.00%	11.94%
Long / Short Equity	145,682	3.7%	3.24%	6.84%	7.61%	5.94%
Convertible Arbitrage	41,616	1.1%	2.50%	-4.06%	-3.88%	7.15%
Diversified Arbitrage	163,718	4.2%	6.86%	6.78%	11.44%	9.62%
Distressed Securities	167,414	4.3%	4.97%	9.72%	20.76%	18.57%
Opportunistic	22,684	0.6%	6.45%	16.05%	32.88%	12.15%
Emerging Markets	90,072	2.3%	5.02%	15.37%	24.29%	18.39%
Fixed Income Arbitrage	23,352	0.6%	2.21%	-6.89%	-6.11%	5.23%
Event-Driven Arbitrage	212,152	5.4%	4.55%	7.58%	17.54%	11.86%
Commodity Trading Advisers	78,314	2.0%	2.91%	9.66%	11.82%	5.83%
Credit Long / Short	108,721	2.8%	4.44%	5.54%	12.04%	8.53%

MDS	1,152,112	29.6%	4.22%	5.35%	11.04%	8.96%

Reinsurance Private Equity	55,407	1.4%	-16.88%	-10.41%	-6.35%	0.88%

Alternative Investments	$1,207,519	31.0%	3.00%	4.50%	10.10%	8.66%

Total Investments	$3,898,354	100.0%	0.78%	3.61%	6.07%	7.00%

*	Expressed in thousands of United States Dollars
**	Annualized